Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with Amendment No. 1 to the Annual Report on Form 10-K/A of Milacron Inc., a Delaware corporation (the “Company”) for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge and belief, that:

     1.) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2004.

Date: June 28, 2005	By:	/s/ Ronald D. Brown

Ronald D. Brown
Chairman, President and Chief Executive Officer

Date: June 28, 2005	By:	/s/ Robert P. Lienesch

Robert P. Lienesch
Senior Vice President – Finance, Controller and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     This certificate is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, is not intended to be used or relied upon for any other purpose and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Company specifically incorporates it by reference.